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                                                                   Exhibit 10.18

                           THANE INTERNATIONAL, INC.

                              REDEMPTION AGREEMENT


         This Redemption Agreement (the "Agreement") is dated as of the 10th day of June, 1999 by and between Thane International, Inc., a Delaware corporation (the "Company") and HIG Infomercial Company, together with its successors and assigns (the "Investor").

         As of the date of this Agreement, the Investor has purchased an aggregate of 708,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Stock") pursuant to a Contribution Agreement dated as of May 21, 1999 (the "Contribution Agreement"). Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Contribution Agreement.

         In consideration of the execution and delivery of the Contribution Agreement and the agreements set forth below, the parties agree with each other as follows:

         1. Mandatory Redemption of the Common Stock by the Company. Any time that Paribas North America, Inc. and/or Paribas Capital Funding LLC (or any other holder of the Warrants as hereinafter defined) exercise in part or in full their respective Warrants issued pursuant to the Credit Agreement and the Senior Subordinated Loan Agreement, each dated as of June 10, 1999 (collectively, the "Warrants"), respectively, the Company shall redeem from the Investor, and the Investor hereby agrees to sell to the Company, the same aggregate amount of Class A Stock which is equal to the number of shares of Common Stock purchased by Paribas North America, Inc. and/or Paribas Capital Funding LLC and any other holder of the Warrants from the Company (the "Redemption Stock"). The Investor hereby agrees not to transfer, pledge or hypothecate the Redemption Stock during the term of this Agreement, except as collateral to the Company's lenders.

         2. Price. The price to be paid by the Company for the Redemption Stock shall be equal to the exercise price of the Warrants.

         3.       Payment.

                  (a) Upon the exercise of any of the Warrants, the Company shall be deemed to have simultaneously purchased the Redemption Stock, and the Investor shall automatically have sold the Redemption Stock at the price established by this Agreement, and the Investor shall deliver to the Company, upon receipt of payment therefor, the certificates for the Redemption Stock duly endorsed by it for transfer.

                  (b) Payment shall be made by check or wire transfer of funds to such bank account as each Investor shall direct.

         4. Termination of Option. The obligations of the Company to purchase the Redemption Stock as provided in this Agreement shall terminate upon the earlier of (a) the
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Company's consummation of a public offering of Common Stock in which the aggregate proceeds to the Company, less the Company's underwriting discounts and commissions equal at least $25,000,000 and which the Company has an enterprise value of at least $75,000,000 or (b) as to individual shares of Redemption Stock, the date the corresponding number of Warrants are redeemed, retired or otherwise terminated (other than in connection with their exercise).

         5. Notices. All notices or other communications required or permitted to be delivered hereunder shall be in writing signed by the party giving the notice and sent by telecopier, express delivery service, or regular or certified mail to the address specified in the Contribution Agreement.

         6. Entire Agreement. This Agreement and the agreements referred to herein constitute the entire agreement of the parties with respect to the matters contemplated herein. This Agreement and such other agreements supersede any and all prior understandings as to the subject matter of this Agreement.

         7. Amendments, Waivers and Consents. No changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may not be omitted or waived, unless the Company shall obtain consent thereto in writing from the Investor and the holders of the Warrants.

         8. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

         9. General; Definitions. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural the singular, the masculine gender includes the neuter, masculine and feminine genders. This Agreement shall be governed by and construed under the internal laws of the State of New York. Terms used as defined terms herein and not otherwise defined shall have the meanings set forth in the Contribution Agreement.

         10. Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, with all the other provisions hereof continuing in full force and effect.

         11. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have executed this Redemption
Agreement on the day and year first written above.

                                       THANE INTERNATIONAL, INC.



                                       By:  /s/William F. Hay
                                          -------------------------------------
                                       Its:
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                                       HIG INFOMERCIAL COMPANY



                                       By:  /s/Sami W. Mnaymneh
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                                       Its:
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